Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick H. Earnest, his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name and/or his/her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Vista Gold Corp. to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of Vista Gold Corp.) to the annual report on Form 10-K of Vista Gold Corp. for the fiscal year ended December 31, 2022 and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or any substitute or substitutes for him/her, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents on the dates stated.

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Signature	Title	Date
/s/ John M. Clark John M. Clark	Director	February 23, 2023

/s/ W. Durand Eppler W. Durand Eppler	Director	February 23, 2023

/s/ Deborah J. Friedman Deborah J. Friedman	Director	February 23, 2023

/s/ Tracy A. Stevenson Tracy A. Stevenson	Director	February 23, 2023

/s/ C. Thomas Ogryzlo C. Thomas Ogryzlo	Director	February 23, 2023

/s/ Michael B. Richings Michael B. Richings	Director	February 23, 2023